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                                                                    EXHIBIT 23.1
                                                                    ------------


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 29, 2002 (except for Notes 1 and 10d.2 for which the date is February 20, 2003), in the Registration Statement (Form S-3, No. 333-99673) and related Prospectus of Electric Fuel Corporation for the registration of 11,804,068 shares of its Common Stock and to the incorporation by reference therein of our report with respect to the consolidated financial statements of the Company included in its Annual Report (Form 10-K/A), as amended, for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                                        Kost, Forer & Gabbay
                                               A member of Ernst & Young Global

Tel-Aviv, Israel
March 5, 2003


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